As filed with the Securities and Exchange Commission on March 21, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVESTAR HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana	27-1560715
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

7244 Perkins Road

Baton Rouge, Louisiana 70808

(225) 227-2222

(Address, including zip code, and telephone number, including area code, of principal executive offices)

John J. D’Angelo

President and Chief Executive Officer

Investar Holding Corporation

7244 Perkins Road

Baton Rouge, Louisiana 70808

(225) 227-2222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Geoffrey S. Kay, Esq.

Fenimore, Kay, Harrison & Ford, LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

(512) 583-5909

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-215238

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box  ☐

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	$3,100,000	100%	$3,100,000	$359.29(2)

(1)	The registrant previously registered an aggregate amount of $50,000,000 of securities, including debt securities, on a Registration Statement on Form S-3 (File No. 333-215238) (“Prior Registration Statement”). Immediately prior to the filing of this registration statement, an aggregate amount of $15.5 million of the securities remained eligible for issuance under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement are being registered hereby.
(2)	The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

This Registration Statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed under Rule 462(b) under the Securities Act of 1933, as amended, to register an additional $3,100,000 of debt securities of Investar Holding Corporation. This registration statement incorporates by reference the contents of the registrant’s Registration Statement on Form S-3 (File No. 333-215238), which was declared effective on January 10, 2017 by the Securities and Exchange Commission (the “Commission”), including the exhibits and power of attorney thereto and each of the documents filed by the registrant with the Commission and incorporated or deemed to be incorporated by reference therein (“Prior Registration Statement”). The registrant is filing this registration statement solely for the purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $3,100,000. The form of prospectus supplement relating to the subordinated debt securities contained in the Prior Registration Statement will reflect the aggregate amount of subordinated debt securities registered in this registration statement and the Prior Registration Statement.

The required opinion and consent are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Baton Rouge, Louisiana on the 21st day of March, 2017.

INVESTAR HOLDING CORPORATION

By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 21, 2017.

Signature		Title

By:	/s/ John J. D’Angelo John J. D’Angelo	President and Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Christopher L. Hufft Christopher L. Hufft	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Rachel P. Cherco* Rachel P. Cherco	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

By:	/s/ James M. Baker* James M. Baker	Director

By:	/s/ Thomas C. Besselman, Sr.* Thomas C. Besselman, Sr.	Director

By:	/s/ James H. Boyce, III* James H. Boyce, III	Director

By:	/s/ Robert M. Boyce, Sr.* Robert M. Boyce, Sr.	Director

By:	/s/ William H. Hidalgo, Sr.* William H. Hidalgo, Sr.	Director

By:	/s/ Gordon H. Joffrion, III* Gordon H. Joffrion, III	Director

Signature		Title

By:	/s/ David J. Lukinovich* David J. Lukinovich	Director

By:	/s/ Suzanne O. Middleton* Suzanne O. Middleton	Director

By:	/s/ Andrew C. Nelson, M.D.* Andrew C. Nelson, M.D.	Director

By:	/s/ Carl R. Schneider, Jr.* Carl R. Schneider, Jr.	Director

By:	/s/ Frank L. Walker* Frank L. Walker	Director

*By:	/s/ John J. D’Angelo `
John J. D’Angelo
Attorney-in-Fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP

23.1	Consent of Fenimore, Kay, Harrison & Ford, LLP (contained in Exhibit 5.1)

23.2	Consent of Postlethwaite & Netterville, APAC, dated March 21, 2017

23.3	Consent of Hannis T. Bourgeois, LLP, dated March 21, 2017

24.1	Power of attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-215238)).

25.1	T-1 Statement of Eligibility